EXHIBIT 3.2
                                                         <Stamped: DOCK 087
                                                                page 669>

                    A CERTIFICATE OF AMENDMENT OF ARTICLES
                   OF INCORPORATION OF RED ROCK MINING CO.,
                                 INCORPORATED


KNOW ALL MEN BY THESE PRESENTS:

     HARRY P. MATHIESON, President, and Hazel L. Cheatham, Secretary, of the above named corporation certify that:

     The above named corporation was organized under the laws of the State of Arizona on the 27th day of May, 1966.

     The above named corporation upon the proposal of its board of directors by resolution duly adopted by said board of directors setting forth the proposed amendment and directing that it be submitted to a vote of the shareholders entitled to vote in respect thereof at a designated meeting of such shareholders and upon the adoption thereof by the shareholders at the meeting as provided by law and as hereinafter more specifically set out, does now hereby by Harry P. Mathieson, President, and Hazel L. Cheatham, Secretary, execute and acknowledge that Article IV of the Articles of Incorporation is amended to read as follows:

     ARTICLE IV. Capital Stock. The authorized capital stock of the corporation shall be One Million and No One-Hundredths Dollars ($1,000,000.00) divided into One Million (1,000,000) shares of common stock of a par value of One and No One-Hundredths Dollars ($1.00) per share. All stock shall be paid for at such times as the Board of Directors may from time to time determine, but at all events prior to the issuance thereof. All or any portion of the capital stock may be issued in payment for real or personal, corporeal or incorporeal property, services or any other right recognized at law or thing of value, and when so issued shall be and become fully paid and nonassessable, the same as if paid for in cash. The Board of Directors shall be the sole judge of value of any property, right or thing acquired by the corporation in exchange for capital stock. No stockholder shall have pre-emptive rights as to any stock now or hereafter authorized to be issued, but the issuance of stock shall be at the sole discretion of the Board of Directors.

     The Board of Directors of the corporation, at a duly called meeting of said board held on July 25, 1967, at Fort Lauderdale, Florida adopted said resolution of articles of amendment of the articles of incorporation and submitted the proposed amendment to a vote of the shareholders entitled to vote thereon at a Special Meeting held on the 25th, day of July, 1967, at Fort Lauderdale, Florida.

     At the shareholders' meeting the shareholders entitled to vote in respect of said amendment to the articles of incorporation, upon the call and notice required by law, did adopt the above amendment by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, this certification is made by the corporation which has caused the same to be executed by its President and attested by its Secretary, who has also affixed the corporate seal hereto this 8th day of November 1967.


                          /s/ Harry P. Mathieson
                         -------------------------
                         HARRY P. MATHIESON,
                         President

ATTEST:


 /s/ Hazel L. Cheatham
------------------------
HAZEL L. CHEATHAM,
Secretary


STATE OF FLORIDA  )
                  : ss.
COUNTY OF BROWARD )

     On this, the 6th day of November, 1967, before me, the undersigned officer, personally appeared HARRY P. MATHIESON who acknowledges himself to be the President of Red Rock Mining Co., Incorporated, an Arizona Corporation, and as such officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

     In witness whereof, I hereunto set my hand and official seal.


                          /s/ illegible
                         -------------------
                         Notary Public

My Commission Expires:

 November 15, 1971
----------------------


STATE OF ARIZONA     )
                     : ss.
COUNTY OF SANTA CRUZ )

     On this, the 8th day of November, 1967, before me, the undersigned officer, personally appeared HAZEL L. CHEATHAM who acknowledges herself to be the Secretary of Red Rock Mining Co., Incorporated, an Arizona Corporation, and as such officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as such officer.

     In witness whereof, I hereunto set my hand and official sea1.


                          /s/ illegible
                          -----------------
                         Notary Public

My Commission Expires:

 November 9, 1969
---------------------

                                          <Stamped: DOCK 087 PAGE 668>

                               STATE OF ARIZONA
                            Corporation Commission

<Seal of The Arizona
Corporation Commission
appears here>

   To all Whom These Presents shall Come, Greetings:

     I, George S. Livermore, Secretary of the Arizona Corporation Commission, do hereby certify that the annexed is a true and complete copy of the AMENDMENT to the ARTICLES OF INCORPORATION of

                      RED ROCK MINING CO., INCORPORATED


which was filed in the office of the Arizona Corporation Commission on the 16th day of November, 1967, as provided by law.



    IN WITNESS WHEREOF, I have hereunto set may hand and affixed the official seal of the Arizona Corporation Commission, at the Capital, in the City of Phoenix, this 17 day of January, A.D. 1968.

/s/ George S. Livermore
-----------------------
Secretary